Exhibit 24(b)(5.3)
Annuities
ING INCOME ANNUITY CUSTOMER INFORMATION
SINGLE PREMIUM IMMEDIATE ANNUITY (SPIA)
FIXED/VARIABLE COMBINATION

ING Life Insurance and Annuity Company
A member of the ING family of companies
Payout Services
PO Box 990063, Hartford, CT 06199-0063
Phone: 800-238-6273 Fax: 800-435-5366

As used on this form, the term “ILIAC,” “the Company,” “we,” “us” or “our” refer to your plan’s funding agent and/or administrative services provider. Contact us for more information.

STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Arizona Right to Cancel Notice: The contract owner can request at any time information from the Company regarding benefits and provisions of this contract and the Company will respond within a reasonable period of time and provide the requested reasonable factual information. If for any reason you are not satisfied with the Contract you may return it within fifteen days of receipt, or within thirty days of receipt if you are sixty-five years of age or older as of the date the application was signed or if the Contract is replacing another existing life insurance or annuity contract, for a refund of all deposits.
California Reg. 789.8: The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You or your agent may wish to consult independent legal or financial advice before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale, or sold.
Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.
Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.
Annuity Payments and values provided by this contract, when based on the investment experience of the Separate
Account, are variable and are not guaranteed as to fixed dollar amount.
Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
Louisiana, Maryland, Washington D.C.: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
New Jersey: Any person who includes any false or misleading information on an application for an annuity is subject to criminal and civil penalties.
Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.
Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.
Arkansas, Hawaii, Maine, New Mexico, Oklahoma, and Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

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Annuities
ING INCOME ANNUITY CUSTOMER INFORMATION
SINGLE PREMIUM IMMEDIATE ANNUITY (SPIA)
FIXED/VARIABLE COMBINATION
ING Life Insurance and Annuity Company
A member of the ING family of companies
Your future. Made easier.SM
Payout Services
PO Box 990063, Hartford, CT 06199-0063
Phone: 800-238-6273 Fax: 800-435-5366
1. TYPE OF ROLLOVER
☐ Internal	☐ External
2A. OWNER (Please provide supporting documentation for all non-natural owners.)
Name (last, first, middle initial)		Trust Date (if applicable)
SSN/TIN (Required)	Date of Birth		☐ Male	☐Female
Mailing Address
City	PO Box (optional)	State	ZIP
Home Phone	Business Phone
E-mail Address
2B. JOINT OWNER (Non-Qualified Annuity only.)
Name (last, first, middle initial)
SSN/TIN (Required)	Date of Birth		☐Male	☐Female
Relationship to Owner
Mailing Address
City	PO Box (optional)	State	ZIP
Home Phone	Business Phone
E-mail Address
3A. ANNUITANT INFORMATION (If different from Owner. If an IRA or 403(b), Annuitant and Owner must be the same person.)
Name (last, first, middle initial)
Mailing Address
City	State		ZIP
Work Phone (include extension)	Home Phone
SSN/TIN (Required)	Date of Birth		☐Male	☐Female
E-mail Address
3B. JOINT ANNUITANT (Complete for Joint Lifetime Options only.)
Name (last, first, middle initial)
Relationship
SSN/TIN (Required)	Date of Birth		☐ Male	☐Female
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4. TYPE OF CONTRACT
☐ Non-Qualified
☐ Traditional IRA
☐ Roth IRA
☐ SEP IRA
☐ Qualified Plans (Please indicate type of Qualified Plan below.)
☐401(a)	☐403	(b)	☐457 Governmental	☐457 Non-Governmental
For the above Qualified Plans please indicate ERISA or Non-ERISA.
☐ERISA[1]	☐Non-ERISA
[1]Please attach required additional forms.

5. PREMIUM AMOUNT (If applicable, from an existing ING annuity.)
☐Full Annuitization	☐ Partial Annuitization (indicate amount here) $

6. PAYMENT OPTIONS
☐ Fixed Only (Complete section 7A.)
☐ Variable Only (Complete section 7B.)
☐ Combined Fixed/Variable (Complete section 7C.)
% of Premium Fixed Allocation
% of Premium Variable Allocation
For Variable or Combination 3.5% is the assumed investment rate.

7. ANNUITY OPTIONS (Please complete section A, B OR C.)
A. Fixed Only Optional Payout Feature (Complete, then skip to section 9.)
Please select your annuity options.
Non-Lifetime Options
☐ A. Period Certain of		(5-50 years) (7-50 years in PA and OR if electing withdrawal options.)
Single Lifetime Options[1]
☐ B. Single Life Only
☐ C. Single Life with Guarantee of			(5-50 years) (7-50 years in PA and OR if electing withdrawal options.)
Joint Lifetime Options[1]
☐D. Joint & 100% Survivor
☐E. Joint & 100% Survivor with Guarantee of			(5-50 years) (7-50 years in PA and OR if electing withdrawal options.)[2]
(Not available if increasing annuity chosen.)
☐F. Joint & 66 2/3% Survivor (Not available if increasing annuity chosen.)
☐G. Joint & 50% Survivor (Not available if increasing annuity chosen.)
☐H. Joint & 50% Contingent Survivor (Not available if increasing annuity chosen.)
Select One Below
☐ No Optional Payout Features Chosen (This is the default if no selection is made.)
☐Cash Refund (Available with Options B and D.)
☐Withdrawal Option (Available with Options A, C, or E. N/A in WA, OR, NJ.)
☐Increasing Annuity (Allowed only with Fixed Only Options B and D.)
Please choose annual increase amount:
☐ 1%	☐2%	☐3%

[1]With all life annuity options, satisfactory evidence of date of birth of the Annuitant (and Joint Annuitant), must also be provided. A copy of the birth certificate or valid driver’s license is acceptable. If the birth certificate or valid driver’s license is not available, we will accept copies of two federally recognized forms or identification with Dates of Birth.
[2]Guarantee periods cannot extend beyond age 100 for Non-Qualified Contracts or exceed life expectancy for Qualified Contracts.
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7. ANNUITY OPTIONS (Continued)

B. Variable Only Optional Payout Feature (Complete, then pick Fund Allocation in Section 8.)

Please select your annuity options.
Non-Lifetime Options
☐A. Period Certain of _______ (5-50 years)
Single Lifetime Options[1]
☐B. Single Life Only
☐C. Single Life with Guarantee of ______ (5-50 years)
Joint Lifetime Options[1]
☐D. Joint & 100% Survivor
☐E.	Joint & 100% Survivor with Guarantee of ______ (5-50 years)[2]
☐F.	Joint & 66 2/3% Survivor
☐G. Joint & 50% Survivor
☐H. Joint & 50% Contingent Survivor
Select One Below
☐No Optional Payout Features Chosen (This is the default if no selection is made.)
☐Withdrawal Option (Available with Options A, C or E. Not available for lifetime options in NY and WA.)
☐Guarantee Minimum Income Feature (GMIF) (Available on all Life Options (B-H) or Option A of 15 years or longer. Not available in
NY and WA. In OR option does not end in 5 years.)

C. Combination Fixed/Variable Payout Feature (Complete, then pick Fund Allocation in Section 8.)

Please select your annuity options.
Non-Lifetime Options
☐A. Period Certain of ______ (5-50 years) (7-50 years in PA and OR if electing fixed withdrawal options.)
Single Lifetime Options[1]
☐B. Single Life Only
☐C. Single Life with Guarantee of ______ (5-50 years) (7-50 years in PA and OR if electing fixed withdrawal options.)
Joint Lifetime Options[1]
☐D. Joint & 100% Survivor
☐E.	Joint & 100% Survivor with Guarantee of ______ (5-50 years) (7-50 years in PA and OR if electing fixed withdrawal options.)[2]
☐F.	Joint & 66 2/3% Survivor
☐G. Joint & 50% Survivor
☐H. Joint & 50% Contingent Survivor
Select One Below
☐ No Optional Payout Features Chosen (This is the default if no selection is made.)
☐ Withdrawal Option (Available with Options A, C or E. Not available for fixed in WA, OR or NJ.)

[1]With all life annuity options, satisfactory evidence of date of birth of the Annuitant (and Joint Annuitant), must also be provided. A copy of the birth certificate or valid driver’s license is acceptable. If the birth certificate or valid driver’s license is not available, we will accept copies of two federally recognized forms or identification with Dates of Birth.
[2]Guarantee periods cannot extend beyond age 100 for Non-Qualified Contracts or exceed life expectancy for Qualified Contracts.
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8. INVESTMENT OPTIONS (Please complete if sections 7B or 7C are selected.)
Note: Use only whole percentages. May select up to 18 investment options. For Combination Contracts the below investment allocation will apply only to the Premium Variable Allocation percentage indicated in section 6.

Aggressive Growth	Growth & Income (Stocks)[1]
_______% [106] ING Legg Mason Aggressive Growth Portfolio	______% [731] ING American Funds Growth-Income
_______% [042] ING Small Company	______% [001] ING Growth and Income
Asset Allocation[1]	______% [035] ING Index Plus Large Cap
_______% [033] ING Strategic Allocation Conservative	______% [728] ING Legg Mason Value
Portfolio	Growth & Income (Stocks and Bonds)[1]
_______% [031] ING Strategic Allocation Growth	______% [008] ING Balanced
_______% [032] ING Strategic Allocation Moderate Portfolio	______% [1130] ING Neuberger Berman Partners Portfolio
Global/International	Income[1]
______% [730] ING American Funds International	______% [575] ING High Yield Bond Portfolio
______% [1049] ING Index Plus International Equity Portfolio	______% [004] ING Intermediate Bond
______% [432 ] ING Oppenheimer Global	______% [422] ING Oppenheimer Strategic Income
______% [1586] ING Templeton Foreign Equity Portfolio	Stability of Principal[1]
Growth	______% [003] ING Money Market
______% [729] ING American Funds Growth	100% Total % must equal 100%
______% [2015] ING BlackRock Large Cap Growth Portfolio
______% [742 ] ING Evergreen Omega
______% [1183] ING FMR(SM) Diversified Mid Cap Portfolio
______% [040] ING Opportunistic Large Cap Growth
______% [784] ING Oppenheimer Main Street[1]
______% [772] ING Pioneer Fund
______% [111] ING T. Rowe Price Growth Equity
______% [100] ING Thornberg Value Portfolio
[1]Only these Funds are available if the GMIF option is elected.

9. BENEFICIARY INFORMATION
•	If no beneficiary survives the applicant, payment will be made to the estate of the applicant.
•	If a trust is the beneficiary, please submit the entire trust agreement.
•	Unless otherwise stated, each living primary beneficiary will receive an equal share of proceeds.
•				If no primary beneficiary is living, unless otherwise stated, proceeds will be paid equally to each living contingent beneficiary.
•	If more than four (4) beneficiaries, please attach a separate sheet, signed and dated by the owner(s).
•				If subject to ERISA, a Spouse must be the primary beneficiary for at least 50%, unless spousal consent is provided.
•				If indicating percentages, total must equal 100% (Example: 33%, 33%, 34%).

	Complete Legal Name	DOB	Relationship	SSN %
☐Primary

☐Primary
☐Contingent
☐Primary
☐Contingent
☐Primary
☐Contingent

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10. REPLACEMENT INFORMATION
Do you have existing individual annuity contracts or individual life insurance policies?	☐Yes	☐No
Will this Contract change or replace any existing Life Insurance or Annuity Contract(s)?	☐Yes	☐No
(If “Yes,” provide carrier name and account number.)
☐ ILIAC ☐ Other Carrier ___________________________________	Account Number ______________________________________
For an ILIAC Annuity replacement only: I have received annuity option proposals for both the original and	☐Yes	☐No
new Contracts and understand the differences.

11. PAYMENT INFORMATION
First Payment Due Date _____________________________
Payment Frequency (Select one.) ☐ Monthly (default) ☐ Quarterly ☐ Semi-Annually ☐ Annually
If first payment due date is not indicated, the first check will be due one payment frequency after the Effective Date. First payment must be within 364 days after good order is achieved. If first payment due date indicated is less than 10 business days after good order is achieved, the payment date will be adjusted.
Form of Payment (Select one.)
☐ Check (default) ☐ Electronic Fund Transfer (EFT) (If EFT is selected please complete the following section.)

12. ELECTRONIC FUND TRANSFER (Choosing this option will result in more timely access to your funds.)
By completing this section, I authorize ING to initiate an electronic funds transfer (EFT). Take advantage of a convenient method to have your distribution electronically deposited into your bank account. The electronic deposit is immediately available for use once the transfer is completed. The Company does not charge you for this service, the payment is typically completed within 3-4 business days.
Please verify the correct ABA routing number with your bank. If the electronic deposit cannot be completed using the information provided below, we will issue and mail a check to the Payee.

Account Holder(s) as it is registered at your bank ___________________________________________________________________________
Bank Name _____________________________________________________________ Bank Phone _______________________
Bank Address (# and street) ____________________________________________________________________________________________
City/Town ___________________________________________________________ State ____________ ZIP ________________________
Bank Account # ______________________________________________________________________________________________________
ABA Routing # (9 digits, verify with your bank) _____________________________________________________________________________

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13. TAX RESIDENCY INFORMATION (Required)
Check one of the three boxes:
☐ U.S. Citizen
☐ U.S. Resident Alien
☐ Non-Resident Alien. Non-resident aliens must indicate your non-U.S. country of tax residency __________________________		.
If you do not have a U.S. Social Security Number, you must apply for and receive an Individual Taxpayer Identification Number from the Internal Revenue Service (IRS) or a U.S. Embassy by using IRS Form W-7 (Application for IRS Individual Taxpayer
Identification Number) which is available on the IRS web site: www.irs.gov or by contacting the IRS at 800-829-1040. Since you are not a U.S. person, your withdrawal is subject to 30% withholding provisions for non-resident aliens unless tax treaty provisions can be applied. If you want to invoke a tax treaty, you must complete, sign and date, and return to us the IRS Original
Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding”.

14. TAX WITHHOLDING
Even if you decide not to have federal/state income tax withheld, you are still liable for payment of federal/state income tax on the taxable portion of this payment. You may be subject to tax penalties under the Estimated Tax Payment Rules if your payments of estimated tax and withholding, if any, are not sufficient to cover your tax liability.
A. Federal Withholding – Please use for income paid from a Governmental 457(b) Plan, Non-Governmental 457(b)
Deferred Compensation Plan sponsored by a tax-exempt entity, any other Non-Qualified Annuity Plan, or for payouts greater than 10 years and those paid over the lifetime of the participant and their beneficiary.
Complete either 1 or 2
1. Marital Status: ☐ Single ☐ Married ☐ Married, but withhold at higher single rate
(Note: If married, but legally separated, or spouse is a non-resident alien, check the Single box.)
Total number of allowances you are claiming ________
Additional amount, if any, you want deducted from each payment $__________________________ .
2. I claim exemption from withholding and I certify that I meet ALL of the following conditions for exemption:
☐ Last year I had a right to a refund of ALL federal income tax withheld because I had NO tax liability;
☐ This year I expect a refund of ALL federal income tax withheld because I expect to have NO tax liability; AND
☐ This year if my income exceeds $500 and includes non-wage income, another person cannot claim me as a dependent.
DEFAULT: If no election is made, federal income tax withholding will occur at a rate equal to an election of Single with zero exemptions.
B. Federal Withholding – Please use for lump sum payments, payouts that are less than 10 years, or those not paid over the lifetime of the participant or their beneficiary. If subject to mandatory eligible rollover distribution, 20%
withholding will be applied.
☐ I want federal income tax of 10% withheld from this payment.
☐ I do not want federal income tax withheld from this payment.
☐ I elect to have additional income tax withheld of $ .
DEFAULT: If no election is made, standard federal income tax withholding will occur applicable to your type of distribution.
State Withholding
State income tax withholding may be withheld from your distribution. Certain states base your withholding election on your federal withholding election. (See attached State Income Tax Withholding Notification.) In the event you live in one of those states, your distribution will be subject to state income tax withholding.
My residence state for tax purposes is: _______________________________
If these payments are exempt from mandatory state income tax withholding:
☐ I want state income tax withheld from this payment in the amount of $_____________________________ or __________%.
☐ I do not want state income tax withheld from this payment. (Please complete the attached State Income Tax Withholding
Notification form, if applicable.)
DEFAULT: If no election is made, state income tax withholding will occur, if applicable.
NOTE: If your residence state for tax purposes is Virginia, you must submit VA-4P to opt out of state withholding. Otherwise, state tax will be withheld. If you are a resident of California or Oregon, and you are electing to not have state income tax withheld, your signature is mandatory.

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15. TAXPAYER CERTIFICATION
Under penalties of perjury, I certify that:
1	.	The number on this form is my correct taxpayer identification number; and
2	.	I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the
Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or
(c) the IRS has notified me that I am no longer subject to backup withholding; and
3	.	I am a U.S. citizen or other U.S. person (including U.S. resident alien).
☐ I am a non-resident alien and the Taxpayer Certification language included in this form does not apply to me.

16. YOUR ACKNOWLEDGMENT AND TAX CERTIFICATION
•	Under penalties of perjury, I declare that I have examined the tax withholding for state and federal purposes and to the best of my knowledge and belief it is true correct and complete including state and federal opt out elections as applicable.
•	I understand that when based on the investment experience of a Separate Account, all payments and contract values are variable and are not guaranteed as to fixed dollar amount, and I have received a current prospectus.
•	If payments are directed to a bank account, I authorize and direct the bank to refund to the Company and charge to my account the amount of any payments made to the bank for any due date after my death.
•	I have received a current prospectus.
•	I, the Payee, have received the Special Tax Notice and waive the 30-day requirement.
☐ Please send a Statement of Additional Information.
☐ The Company (ING Life Insurance and Annuity Company) may hold my application and Purchase Payment if it cannot accept my application within five (5) business days after receiving it at its designated location.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

→ Contract Holder Signature ______________________________________________________ Date (mm/dd/yyyy) ____________________
City/Town, State where signed ___________________________________________________________________________________________

→ Payee Signature ______________________________________________________________ Date (mm/dd/yyyy) ____________________

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17. AGENT INFORMATION AND SIGNATURE
Broker/Dealer Affiliation (If not registered with ING Financial Advisers, LLC, please indicate name of Broker/Dealer.)
☐ ING Financial Advisers	☐ Other Broker/Dealer
Other Broker/Dealer Name ______________________________________________________________________________________
Does the participant have an existing annuity or life insurance contract?		☐Yes	☐No
(If “Yes,” a replacement form must be completed.)
Do you have any reason to believe any existing Life Insurance or Annuity Contracts will be modified or		☐Yes	☐No
replaced if this Contract is issued?
(If “Yes,” complete and attach a copy of any state replacement forms that apply.)
☐Check here if there is more than one agent on this contract.
Split for Agent #1_________________%, Agent #2_________________%, Agent #3_________________%
Please note: Compensation will be split equally if no percentages are indicated. Partial percentages will be rounded up. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.
Agent #1
Name (Please print.) ___________________________________________ Signature ______________________________________
Agent Number/SSN ____________________________________________ State License # _________________________________
Address _____________________________________________________________________________________________________
City _______________________________________________________ State __________ ZIP _____________________
Agent Phone _________________________________ E-mail Address ______________________________________________
Broker/Dealer Affiliation _____________________________ Dealer Name ________________________________________________
Branch Office _________________________________ Broker/Dealer ID _____________________________________________
For questions, call: ☐ Agent	☐ Broker/Dealer
Agent #2
Name (Please print.) ___________________________________________ Signature ________________________________________
Agent Number/SSN ____________________________________________ State License # ___________________________________
Agent #3
Name (Please print.) ___________________________________________ Signature ________________________________________
Agent Number/SSN ____________________________________________ State License # ___________________________________

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